UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 27, 2005

Portal Software, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25829	77-0369737
(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Blvd, Cupertino, California	95104
(Address of Principal Executive Offices)	(Zip Code)

(408) 572-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 27, 2005, the Registrant received notice from the office of the General Counsel, Listing Qualifications Hearings for the NASDAQ Stock Market (“NASDAQ”) informing Registrant that NASDAQ will delist Registrant’s shares of common stock effective with the opening of business on Wednesday, June 29, 2005. In its letter to the Registrant, NASDAQ cited as reasons for the delisting that Registrant had still not been able to comply with its periodic reporting requirements for filing its Annual Report on Form 10-K for the year ended January 28, 2005 and its Quarterly Report on Form 10-Q for the quarter ended April 29, 2005 (as required pursuant to Rule 4310(c)(14) of the Nasdaq Marketplace Rules).

NASDAQ noted that Registrant appeared to be using its best efforts to remedy the filing deficiencies and that the delay in Registrant’s filings has not been caused by any intentional wrongdoing or misconduct. However, NASDAQ was concerned about the number of late filings and the length of time that investors would be without audited financial information.

A copy of the press release issued by the Registrant concerning the foregoing is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press release dated June 28, 2005 announcing notification from the NASDAQ Stock Market of the delisting of Registrant’s shares of common stock from trading on NASDAQ.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: June 28, 2005	By:	/s/ Larry Bercovich
Name: Larry Bercovich Title: SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 28, 2005 announcing notification from the NASDAQ Stock Market of the delisting of Registrant’s shares of common stock from trading on NASDAQ.